Item 77C-DWS Tax Free Money Fund
Registrant incorporates by reference its Proxy Statement filed on March 8, 2006 (Accession No. 0001193125-06-048473).
Shareholder Meeting Results:
A Special Meeting of Shareholders (the "Meeting") of DWS Tax
Free Money Fund (the "Fund") was held on May 5, 2006, at the offices of Deutsche Asset Management, 345 Park Avenue, New
York, New York 10154. At the Meeting, the following matters
were voted upon by the shareholders (the resulting votes are presented below).
I.	Election of Trustees.


Number of Votes:

For
Withheld
Henry P.
Becton, Jr.
119,797,695.577
3,996,097.299
Dawn-Marie
Driscoll
120,052,515.127
3,741,277.749
Keith R. Fox
120,007,424.047
3,786,368.829
Kenneth C.
Froewiss
119,995,299.217
3,798,493.659
Martin J.
Gruber
119,866,570.261
3,927,222.615
Richard J.
Herring
119,912,768.581
3,881,024.295
Graham E.
Jones
119,740,102.453
4,053,690.423
Rebecca W.
Rimel
119,853,661.711
3,940,131.165
Philip
Saunders,
Jr.
119,921,370.551
3,872,422.325
William N.
Searcy, Jr.
119,792,120.471
4,001,672.405
Jean
Gleason
Stromberg
119,917,422.617
3,876,370,259
Carl W. Vogt
119,959,687.627
3,834,105.249
Axel
Schwarzer
119,781,976.913
4,011,815.963

II-A.	Approval of an Amended and Restated Investment
Management Agreement.

Number of Votes:
For
Against
Abstain
Broker
Non-
Votes*
113,182,
118.780
3,427,48
1.410
6,744,55
0.686
439,642.
000

II-B.	Approval of a Subadvisor Approval Policy.

Number of Votes:
For
Against
Abstain
Broker
Non-
Votes*
112,406,
777.072
5,561,86
3.091
5,385,51
0.713
439,642.
000

III.	Approval of a Revised Fundamental Investment Restriction
Regarding Commodities.

Number of Votes:
For
Against
Abstain
Broker
Non-
Votes*
110,915,
449.288
6,575,89
6.271
5,862,80
5.317
439,642.
000

V-A.	Approval of Amended and Restated Declaration of Trust.

Number of Votes:
For
Against
Abstain
Broker
Non-
Votes*
112,242,
132.826
5,287,66
9.754
5,824,34
8.296
439,642.
000


*	Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.